Exhibit 10.7
SERVICES AGREEMENT
     This SERVICES AGREEMENT (this “Agreement”) is entered into and is effective as of February 15, 2006, by and between, on the one hand, MARTÍNEZ ODELL & CALABRIA (the “Contractor”), a Puerto Rico law firm, and, on the other hand, FIRST BANCORP (“FirstBank”), a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Commonwealth”).
Recitals
     WHEREAS, the Contractor is engaged in the practice of providing general legal counseling, primarily in corporate, business, transactional, regulatory and banking matters; and
     WHEREAS, in furtherance of and in addition to that certain Employment Agreement dated as of the date hereof by and between Lawrence Odell (“LO”), Partner of the Contractor, and FirstBank, FirstBank desires to enter into this Agreement in order to receive from the Contractor the services listed above, together with the LO’s duties and responsibilities as General Counsel and Executive Vice President of FirstBank (collectively, the “Services”).
     NOW THEREFORE, the parties hereto, each intending to be legally bound hereby, agree as follows:
     Section 1. Engagement; Recitals. FirstBank hereby hires the Contractor to provide the Services, and the Contractor hereby accepts such hiring, subject to the terms and conditions set forth in this Agreement. All recitals, schedules and exhibits to this Agreement form an integral part hereof for all purposes.
     Section 2. Compensation. As consideration for the performance of the Services, FirstBank agrees to pay to the Contractor, $60,000 per month payable on or before the 15th day of each month, except for the month of February 2006, wherein compensation shall be limited to $30,000.
     Section 3. Term. This Agreement shall have a duration of four years, commencing on the fifteenth (15th) day of February 2006 and ending on the fourteenth (14th) day of February 2010, unless earlier terminated as provided in Section 4 hereof. FirstBank may grant extensions or renewals of this Agreement at its sole discretion.
     Section 4. Termination. This Agreement may be cancelled by either party, with or without cause, by giving 60 days notice in writing to the other party. As of the effective date of cancellation, the parties hereto shall be released from any further obligations hereunder except for those obligations incurred prior to the cancellation date that survive the termination hereof.
     Section 5. Acknowledgements. The parties acknowledge and agree that: (a) the Contractor does not have and will not allow to exist any conflict of interest with the Company at any time; (b) any compensation received by LO under the Employment Agreement, this Agreement, or otherwise is the personal compensation of LO, and no part thereof shall be allocated, imputed or payed to the Contractor at any time; and (c) the Contractor may continue to represent certain identified business competitors of FirstBank so long as no direct conflict arises by reason thereof.
     Section 6. Indemnification. FirstBank shall and does hereby indemnify and agrees to defend and hold harmless the Contractor, its partners, employees, agents and representatives, from and against any and all claims, suits, actions, demands, judgments, liabilities, settlement payments, fines, costs (including reasonable outside attorney’s and other professional fees) and expenses in connection with losses and/or damages suffered or alleged to have been suffered by the Contractor or third parties arising as a result of or in connection with the Services or any activity or undertaking permitted by or performed on behalf of the Contractor. FirstBank’s obligations shall survive the expiration or earlier termination of this Agreement with respect to any act, omission or occurrence of the Contractor which took place prior to such expiration or earlier termination.
     Section 7. Modifications to Agreement. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing and signed by an authorized representative of each party.
     Section 8. Notices. All notices required to be given under this Agreement shall be made to the address set forth in the signature page hereof.
     Section 9. Amendments, Etc. No amendment, modification, termination, or waiver of any provision of this Agreement nor any consent to departure by the Contractor therefrom, shall in any event be effective unless the same shall be in writing and signed by FirstBank and the Contractor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     Section 10. No Waiver; Remedies. No failure on the part of the parties in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies of the parties herein provided are cumulative and are not exclusive of any other rights, powers, or remedies now or hereafter existing at law or in equity.
     Section 11. Severability. Any provision of this Agreement which is prohibited, unenforceable, or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability, or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction.
     Section 12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth.
     Section 13. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same document.
     Section 14. Binding Effect. This Agreement shall become effective when it shall have been duly executed by the parties, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, FirstBank and the Contractor have executed this Agreement as of this 15th day of February 2006.

MARTÍNEZ ODELL & CALABRIA		FIRST BANCORP

By:	/s/ Lawrence Odell	By:	/s/ Luis M. Beauchamp
	Lawrence Odell	Name:
	Partner	Title:

Notices:	Notices:

Contact Person:	Contact Person:

Address:	Address:

Telephone:	Telephone:

Fax:	Fax:

E-Mail:	E-Mail:

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